EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact:
Katie Strohacker, Senior Director, Investor Relations
(617) 796-8232

Hospitality Properties Trust Extends Maturities and Improves Pricing on $1.4B of Credit Facilities
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NEWTON, MA (May 10, 2018): Hospitality Properties Trust (Nasdaq: HPT) today announced that it has amended and restated its credit agreement governing its $1 billion unsecured revolving credit facility and $400 million unsecured term loan.
Prior to the amendment, HPT’s $1 billion revolving credit facility had a maturity date of July 15, 2018 and required interest on drawings at a rate of LIBOR plus 110 basis points per annum. The maturity date of the amended revolving credit facility was extended to July 15, 2022, and interest payable on drawings under this facility has been reduced to a rate of LIBOR plus 100 basis points per annum. The facility fee remains unchanged at 20 basis points per annum on the total amount of lending commitments under this facility. Both the premium over LIBOR and the facility fee continue to be subject to adjustments based on changes to HPT’s credit ratings. The amended credit agreement also includes a borrower’s option to further extend the stated maturity date of this facility for two additional six month periods. As a result of this amendment, HPT expects to recognize a loss on early extinguishment of debt of $748 thousand during the three months ended June 30, 2018 to write off unamortized debt issuance costs.
Prior to the amendment, HPT’s $400 million term loan had a maturity date of April 15, 2019 and required interest on drawings at a rate of LIBOR plus 120 basis points per annum. The maturity date of the amended term loan was extended to July 15, 2023, and interest on drawings payable under this facility has been reduced to LIBOR plus 110 basis points per annum. The premium over LIBOR continues to be subject to adjustments based on changes to HPT’s credit ratings.
In addition, the amended credit agreement includes a feature under which, in certain circumstances, maximum commitments and borrowings may be increased to up to $2.3 billion on a combined basis.

Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, LLC and RBC Capital Markets are the Joint Lead Arrangers and Joint Lead Bookrunners for the amended credit facilities. Banks participating in the amended credit facilities are as follows:

Name of Institution	Facility Title	Revolving Credit Facility Lender	Term Loan Lender
Wells Fargo Bank, National Association	Administrative Agent	X	X
Bank of America, N.A.	Syndication Agent	X	X
PNC Bank, National Association	Syndication Agent	X	X
Royal Bank of Canada	Syndication Agent	X	X
Citibank, N.A.	Documentation Agent	X	X
Compass Bank	Documentation Agent	X	X
Mizuho Bank, Ltd.	Documentation Agent	X	X
Regions Bank	Documentation Agent	X	X
Sumitomo Mitsui Banking Corporation	Documentation Agent	X	X
U.S. Bank National Association	Documentation Agent	X	X
BMO Harris Bank, N.A.	Lender	X	X
Bank of East Asia, Limited, New York Branch	Lender	X	X
Branch Banking and Trust Company	Lender	X	X
Barclays Bank, PLC	Lender	X
Morgan Stanley Bank, N.A.	Lender	X
UBS AG, Stamford Branch	Lender	X
Bank Hapoalim B.M.	Lender	X	X
First Commercial Bank, Ltd., New York Branch	Lender	X	X
Berkshire Bank	Lender	X	X
First Tennessee Bank N.A.	Lender	X	X
Mega International Commercial Bank Co., Ltd. Los Angeles Branch	Lender	X	X
Mega International Commercial Bank Co., Ltd. New York Branch	Lender	X	X

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns a diverse portfolio of hotels and travel centers located in 45 states, Puerto Rico and Canada. HPT’s properties are operated under long term management or lease agreements. HPT is managed by the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER HPT USES WORDS SUCH AS “BELIEVE”, “EXPECT”,

“ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, HPT IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON HPT’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
CONTINUED AVAILABILITY OF BORROWINGS UNDER HPT’S REVOLVING CREDIT FACILITY IS SUBJECT TO HPT’S SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT HPT MAY BE UNABLE TO SATISFY.

•	HPT HAS THE OPTION TO EXTEND THE MATURITY DATE OF THE REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS. HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET.

•
MAXIMUM BORROWING AVAILABILITY UNDER THE REVOLVING CREDIT FACILITY AND TERM LOAN MAY BE INCREASED TO UP TO $2.3 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER HPT’S REVOLVING CREDIT FACILITY AND TERM LOAN IS SUBJECT TO HPT OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

•	ACTUAL COSTS UNDER HPT’S REVOLVING CREDIT FACILITY AND TERM LOAN WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT.

•
THE PREMIUMS USED TO DETERMINE THE INTEREST RATE PAYABLE ON HPT’S REVOLVING CREDIT FACILITY AND TERM LOAN AND THE FACILITY FEE PAYABLE ON HPT’S REVOLVING CREDIT FACILITY ARE BASED ON HPT’S CREDIT RATINGS. FUTURE CHANGES IN HPT’S CREDIT RATINGS MAY CAUSE THE INTEREST AND FEES IT PAYS TO INCREASE.

THE INFORMATION CONTAINED IN HPT’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN HPT’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE HPT’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY HPT’S FORWARD LOOKING STATEMENTS. HPT’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON HPT’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, HPT DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
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